Exhibit 10.33.3

TENANT ORIGINAL

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Amendment”), dated September 15, 2014 for references purposes only, is made and entered into by and between Nassau Land Company, L.P., a California limited partnership (the “Landlord”), and Resonant, Inc., a Delaware corporation (the “Tenant”), with reference to the following facts:

RECITALS:

A.                                    Landlord is the owner of the real property and improvements consisting of approximately 26,639 square feet of leasable space located in the Castilian Technical Center situated at 110 Castilian Drive, Goleta, California (the “Building”).

B.                                    Landlord and Tenant entered into a Multi-Tenant Industrial Lease dated August 9, 2013 (the “Original Lease”), whereby Landlord leased to Tenant, and Tenant leased from Landlord, approximately 3,608 square feet of leasable space located within the Project and commonly known as 110 Castilian Drive, Suite 100, Goleta, California (the “Original Premises”).

C.                                    Landlord and Tenant entered into a written First Amendment to Lease dated March 20, 2014 expanding the leased Premises to include the space adjacent to the Original Premises commonly known as Suite 103 located in the Building consisting of approximately 1,916 leasable square feet (the “Expansion Premises”).

D.                                    Landlord and Tenant wish to amend the leased Premises to temporarily include four (4) offices located on the second (2nd) floor of the Building as outlined in the Site Plan attached as Exhibit A to this Amendment (the “Temporary Premises”), and to address other matters, including, without limitation, changes to the amount of Rent.

E.                                     The parties have agreed to execute this Amendment in order to memorialize their understandings regarding certain amendments to the Lease.

F.                                      All capitalized terms that appear in this Amendment and are not defined herein shall have the meaning ascribed thereto in the Lease.

AGREEMENTS:

NOW THEREFORE, the parties hereto, intended to be legally bound, do hereby agree and further amend the Lease as follows:

1.                                      AMENDMENTS TO LEASE. Notwithstanding any other provisions of the Lease to the contrary, effective as of the date set forth above, the Lease is hereby amended as follows:

1.1                               Delivery Date. Landlord shall deliver the Temporary Premises to Tenant, in its “as is” condition, on September 4, 2014 (the “Temporary Delivery Date”).

1.2                               Premises. Effective as of the Temporary Delivery Date, the Temporary Premises shall be part of the Premises under this Lease, so that the term “Premises” in this Lease shall refer to the Current Premises plus the Expansion Premises plus the Temporary Premises through the end of the Temporary Term (as defined below).

1.3                               Temporary Term. The Lease Term for the Temporary Premises (the “Temporary Term”) shall commence upon the Temporary Delivery Date and shall expire December 31, 2014. At the expiration of the Temporary Term, Tenant shall return the Temporary Premises to Landlord in accordance with Section 25.1 (Surrender of the Premises) of the Original Lease.

1.5                               Monthly Base Rent. During the Temporary Term, the Monthly Base Rent for the Temporary Premises shall be the sum of $1,000.00 (gross) per month, all payable in advance in the amount totaling $3,900.00.

2.                                      MISCELLANEOUS.

2.1                               In the event of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

2.2                               This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

2.3                               Landlord and Tenant represent and warrant that all signatories hereto signing in a representative capacity have been duly authorized by and on behalf of their respective principals to execute this Amendment.

AGREED THIS 24th day of September 2014.

LANDLORD:		TENANT:

NASSAU LAND COMPANY, L.P. a California limited partnership		RESONANT INC., a Delaware corporation

By: Michael Towbes Construction & Development, Inc., a California corporation
Its: General Partner

By:	/s/ [ILLEGIBLE]	By:	/s/ Dan Christopher

Its:	President	Its:	VP & General Counsel

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